As filed with the Securities and Exchange Commission on July 16, 2003

                                                           Registration No. 333-

================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                ----------------

                            ISPAT INTERNATIONAL N.V.
             (Exact name of registrant as specified in its charter)

                               ISPAT INTERNATIONAL
                 (Translation of registrant's name into English)


         The Netherlands                            Not Applicable
  (State or other jurisdiction of                   (I.R.S. Employer
  incorporation or organization)                 Identification Number)

                            Hofplein 20 - 15th Floor
                                3032 AC Rotterdam
                                 The Netherlands
                         (Address of Principal Executive
                                    Offices)

                                 ---------------

                ISPAT INTERNATIONAL N.V. GLOBAL STOCK OPTION PLAN
                            (Full title of the plan)

                                 ---------------

                              CT Corporation System
                          111 Eighth Avenue, 13th Floor
                               New York, NY 10011
                                 (212) 894-8940
            (Name, address and telephone number of agent for service)

                                 ---------------

                                   Copies to:
                              Doreen E. Lilienfeld
                             Shearman & Sterling LLP
                              599 Lexington Avenue
                               New York, NY 10022
                                 (212) 848-4000

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                     Proposed maximum        Proposed maximum       Amount of
Title of class of securities to be   Amount to be   offering price per   aggregate offering price  registration
registered                          registered (1)       share (2)                  (2)                fee
-----------------------------------------------------------------------------------------------------------------
Class A Common Shares, par value     10,000,000        $4.10                  $41,000,000            $3,316.90
NLG 0.01 per share (1)
=================================================================================================================

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, there is also being registered such number of additional shares that may become available for purchase pursuant to the Ispat International N.V. Global Stock Option Plan in the event of certain changes in the outstanding Class A Common Shares, including reorganizations, mergers, recapitalizations, restructurings, stock dividends, stock splits, reverse stock splits and reclassifications.

(2) Based on the weighted-average exercise price of $6.92634 per Class A Common Share for 560,000 Class A Common Shares subject to previously awarded stock options and $4.1000 per Class A Common Share for 9,440,000 Class A Common Shares available for future awards, estimated solely for the purpose of calculating the registration fee, based on the average of the high and low price reported on the New York Stock Exchange on July 11, 2003, in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933.


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


                              Preliminary Statement
                              ---------------------

         This registration statement covers up to 10,000,000 Class A Common Shares of Ispat International N.V. ("Ispat")to be offered and sold to employees of Ispat and its subsidiaries pursuant to the Ispat Global Stock Option Plan.



                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.     Plan Information.*

Item 2.     Registrant Information and Employee Plan Annual Information.*



                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this registration statement:

              (a) our annual report on Form 20-F for the year ended December 31, 2002, and our interim report on Form 6-K for the period ended March 31, 2003 (File No. 0-13722);

              (b) our other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 2002; and

              (c) the description of our Class A Common Shares contained under the caption "Description of Capital Stock" in our registration statement on Form F-1 filed on August 5, 1997 (File No. 333-7206).

         All documents that we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement but before we file a post-effective amendment to this registration statement which indicate that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded


--------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, and the "Note" to Part I of Form S-8.


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


shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.     Description of Securities.

         Not applicable.

Item 5.     Interests of Named Experts and Counsel.

         Not applicable.

Item 6.     Indemnification of Directors and Officers.

         Our Articles of Association provide that Ispat shall indemnify any member of its Board of Managing Directors and its proxyholders against (i) all liabilities, (ii) any and all expenses, and (iii) any and all amounts paid in settlement, resulting from any claim, action, suit or proceeding in which he/she or it becomes involved as party or otherwise by virtue of his/her or its being, or having been, a managing director or proxyholder of Ispat to the fullest extent permitted under the laws of the Netherlands, provided, however, that such managing director or proxyholder has no right to be indemnified if it is finally determined that (A) the actions on the part of such person were not made in good faith or in a manner reasonably believed not to be in or opposed to the best interests of Ispat, or (B) the liability of such person was the result of gross negligence or willful misconduct. In the event of a settlement, a managing director or proxyholder does not lose his/her or its right to be indemnified unless it has been determined by (i) the court or other body approving settlement, (ii) a resolution duly adopted by the general meeting of shareholders, or (iii) written opinion of independent counsel appointed by the Board of Managing Directors, that such person did not act in good faith or in a manner reasonably believed not be in or opposed to the best interests of Ispat or that he/she or it is liable as a result of gross negligence or willful misconduct. We have also purchased insurance policies under which such individuals are insured against liabilities resulting from their conduct when acting in their capacities on behalf of Ispat. In addition, Article 35 of the Articles of Association provides that the "adoption by the general meeting of shareholders of the annual accounts...shall fully discharge the Board of Managing Directors from liability in respect of the exercise of their duties during the financial year concerned, unless a proviso is made by the general meeting of shareholders and without prejudice to the provisions of section 2:138, Civil Code." Under Dutch law, this discharge is only effective between Ispat, its shareholders and the members of the Board of Managing Directors, is not absolute, would not be effective as to any matters not disclosed to Ispat's shareholders and is subject to general principles of reasonableness and fairness and the provisions of section 2:138 of the Dutch Civil Code. Nothing included in the Articles of Association shall affect a right of indemnification to which third parties, may be entitled by contract or otherwise, such as possible liability of the director on the basis of tort.

Item 7.     Exemption from Registration Claimed.

         Not applicable.

Item 8.     Exhibits.

         For a list of the exhibits that we file as part of this registration statement, see the Exhibit Index (following the signature page of the Authorized U.S. Representative).


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

Item 9.     Undertakings.

           (a)  We hereby undertake:

               (1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3)of the Securities Act of 1933 (the "Securities Act");

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this registration statement; and

                    (iii) To include any material information with respect to
                          the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

            provided, however, that the undertakings set forth in paragraphs
            (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by us pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

               (2) That, for the purpose of determining any liability under the
            Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


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

           (b) We hereby further undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report filed on Form 20-F pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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


                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rotterdam on June 19, 2003.



                             ISPAT INTERNATIONAL N.V.


                             By:      /s/ Lakshmi N. Mittal
                                   ---------------------------------
                                   Name:    Lakshmi N. Mittal
                                   Title:   Chairman of the Board of
                                            Managing Directors and
                                            Chief Executive Officer

                        SIGNATURES AND POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lakshmi N. Mittal, Aditya Mittal and Malay Mukherjee, and each of them severally, as his true and lawful attorney with power of substitution and resubstitution to sign in his name, place and stead in any and all such capacities this registration statement and any and all amendments thereto (including post-effective amendments) and any documents in connection therewith, and to file the same with the Securities and Exchange Commission, said attorney to have full power and authority to do and perform, in the name and on behalf of each such officer and director of the registrant who shall have executed such a power of attorney, every act whatsoever which such attorney may deem necessary or desirable to be done in connection therewith as fully and to all intents and purposes as such officer or director of the registrant might or could do in person.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on the dates and in the capacities indicated below.

Signature                                              Title                                  Date
---------                                              -----                                  ----

 /s/ Lakshmi N. Mittal                   Chairman of the Board of Managing Directors,         06/19/03
-------------------------------------
Lakshmi N. Mittal                        Chief Executive Officer

 /s/ Aditya Mittal                       Member of the Board of Managing Directors            06/19/03
-------------------------------------
Aditya Mittal

 /s/ Malay Mukherjee                     Member of the Board of Managing Directors            06/19/03
-------------------------------------
Malay Mukherjee

 /s/ Peter D. Southwick                  Member of the Board of Managing Directors,           06/19/03
-------------------------------------
Peter D. Southwick                       Authorized Representative in the United States

 /s/ Narayanan Vaghul                    Member of the Board of Managing Directors            06/19/03
-------------------------------------
Narayanan Vaghul

 /s/ Ambassador Andres Rozenthal         Member of the Board of Managing Directors            06/22/03
-------------------------------------
Ambassador Andres Rozenthal

 /s/ Fernando Ruiz Sahagon               Member of the Board of Managing Directors            06/19/03
-------------------------------------
Fernando Ruiz Sahagon

                                         Member of the Board of Managing Directors
-------------------------------------
Muni Krishna T Reddy

 /s/ Rene Lopez                          Member of the Board of Managing Directors            06/16/03
-------------------------------------
Rene Lopez

 /s/ Bhikam Agarwal                      Chief Financial Officer                              06/19/03
-------------------------------------
Bhikam Agarwal

 /s/ Thekkemadom Ramaswamy               Chief Accounting Officer                             06/19/03
-------------------------------------
Thekkemadom Ramaswamy

                         AUTHORIZED U.S. REPRESENTATIVE


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on June 19, 2003, by the undersigned as the duly authorized representative of Ispat International N.V. in the United States.





                                              /s/ Peter D. Southwick
                                             ---------------------------
                                             Peter D. Southwick

                                Index TO EXHIBITS


         The following exhibits are filed as part of this registration statement:


Exhibit No.        Description of Document
-----------        -----------------------
4.1                Amended and Restated Articles of Association of Ispat International N.V. dated
                   December 31, 2001 (English translation incorporated by reference to Exhibit 1 to the registrant's Form 20-F for the year ended December 31, 2001).

*4.2               Ispat International N.V. Global Stock Option Plan, effective September 15, 1999
                   (as amended February 17, 2003).


*23.1              Consent of Deloitte & Touche Accountants, independent auditors of the registrant.

*23.2              Consent of Ernst & Young (Germany), independent auditors of the registrant.

*23.3              Consent of Ernst & Young (Trinidad), independent auditors of the registrant.

*24                Power of Attorney (included on signature pages).







----------------------
*  Filed herewith




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